                                                                    Exhibit 21.1

                SUBSIDIARIES OF NORTH POINTE HOLDINGS CORPORATION

NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation owned 100% by North Pointe Holdings Corporation

ALLIANCE SURETY HOLDINGS, INC., a Michigan corporation owned 100% by North Pointe Holdings Corporation

MIDFIELD INSURANCE COMPANY, a District of Columbia corporation owned 100% by North Pointe Holdings Corporation

NORTH POINTE INSURANCE COMPANY, a Michigan corporation owned 100% by North Pointe Financial Services, Inc.

SOUTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation owned 100% by North Pointe Financial Services, Inc.

NP PREMIUM FINANCE COMPANY, a Michigan corporation owned 100% by North Pointe Financial Services, Inc.

NORTH POINTE CASUALTY INSURANCE COMPANY, a Florida corporation owned 100% by North Pointe Financial Services, Inc.

HOME POINTE INSURANCE COMPANY, a Florida corporation owned 100% by North Pointe Financial Services, Inc.

HOME POINTE MANAGING GENERAL AGENCY, INC., a Florida corporation owned 100% by North Pointe Financial Services, Inc.

NORTHWESTERN ZODIAC LIMITED PARTNERSHIP, a Michigan limited partnership owned 100% by North Pointe Financial Services, Inc.